UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7108

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 7, 2023, Jamie Iannone, Chief Executive Officer of eBay Inc. (“eBay”), shared the following message with eBay employees:

Team,

Over the past few months, we’ve taken a thoughtful look at where we are as a company with considerations of the macroeconomic situation around the world and how to best invest and operate so that we can continue to be successful. To create long-term, sustainable growth for eBay, we need to evolve our organization as we take the next step in our strategy — focused on driving growth, building a trusted marketplace, empowering enthusiasts and seeding new technologies for the future.

As a result of these considerations and our future-forward plans, I have some hard news to share. Over the next 24 hours, we’ll be letting approximately 500 employees globally know that their jobs will be eliminated. This number represents about 4% of our total employee base. In some locations, the notifications are proposals subject to consultation as required by applicable law.

There is no easy way to communicate this — but I do want to share with you why we are making this decision, and where we’re headed next.

Today’s actions are designed to strengthen our ability to deliver better end-to-end experiences for our customers and to support more innovation and scale across our platform. They also help us make sure we’re concentrating on where we can make the biggest impact, including expanding Focus Categories, creating trusted experiences and investing in new technologies.

Importantly, this shift gives us additional space to invest and create new roles in high-potential areas — new technologies, customer innovations and key markets — and to continue to adapt and flex with the changing macro, ecommerce and technology landscape. We’re also simplifying our structure to make decisions more effectively and with more speed.

On a more personal note, I want to acknowledge that while these actions will move our business forward, they also affect our colleagues. For those directly impacted by these changes, I know this news is particularly difficult. Thank you for your incredible talent, passion, and achievements to help get us to where we are today. I’m so grateful for the impact that you made at eBay. We want to support you as you navigate the transition including providing comprehensive transition packages with severance and employee incentive payments.

While today’s actions are not easy, I know this team will come together to support each other as eBayers always do. The dedication and commitment that you all bring every day on behalf of our customers — and each other — inspires me every day. I look forward to the opportunities for growth and innovation in our future.

Jamie

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eBay Inc.

Date: February 7, 2023	By:	/s/ Molly Finn
	Name:	Molly Finn
	Title:	Vice President & Deputy General Counsel, Corporate & Assistant Secretary